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                                                                     EXHIBIT 8.2

[*] 2001


Westpac Securitisation Management Pty Limited
Level 25
60 Martin Place
Sydney NSW  2000


Dear Sirs

Westpac Securitisation Trust
Global Series


We have acted for Westpac Securitisation Management Pty Limited (WSM) in connection with the preparation of the:

1.   Prospectus;

2.   form of Prospectus Supplement;

3. Registration Statement on Form S-3, File No. 333-32944 together with exhibits and any amendments to it (the Registration Statement);

4. Master Trust Deed dated 14 February 1997 between Westpac Securities Administration Limited (the Issuer Trustee) and The Mortgage Company Pty Limited, to which WSM has acceded as trust manager with respect to the Trust (the Master Trust Deed);

5.   form of Series Notice;

6.   form of Note Trust Deed between WSM, the Issuer Trustee and the Note
     Trustee;

7.   form of Security Trust Deed;

8. form of the Agency Agreement between, among others, WSM and the Issuer Trustee; and

9. form of Servicing Agreement between Westpac Banking Corporation, the Issuer Trustee and WSM,

(collectively the Prospectus Documents) as filed by WSM with the Securities and Exchange Commission (the Commission) under the US Securities Act of 1933, as amended (the Act), relating to the Notes (as defined below).

The Prospectus Documents relate to the offer and sale of Mortgage Backed Notes (the Notes) to be issued by Westpac Securities Administration Limited, in its capacity as trustee of the trusts constituted under the Master Trust Deed (each a Trust), established from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Prospectus Supplements.

Definitions in the Prospectus Documents apply in this opinion but Relevant Jurisdiction means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.
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1.   Documents

     We have examined a copy of the Prospectus Documents.

2.   Assumption

     For the purposes of giving this opinion we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3.   Qualifications

     Our opinion is subject to the following qualifications:

     (a) we express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular we express no opinion as to the laws of the United States of America; and

     (b) our opinion is subject to the explanations and qualifications set forth under the caption "Australian Tax Matters" in the Prospectus.

4.   Opinion

     Based on the assumption and subject to the qualifications set out above we are of the opinion that while the section entitled "Australian Tax Matters" in the Prospectus does not purport to discuss all possible Australian tax ramifications of the purchase, ownership, and disposition of the Notes, we hereby adopt and confirm the opinions set forth in the Prospectus under the heading "Australian Tax Matters". There can be no assurance, however, that the tax conclusions presented in that Tax Description will not be successfully challenged by the Australian Taxation Office, or significantly altered by new legislation, changes in Australian Taxation Office positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

     We consent to the filing of this letter as an exhibit to the Registration Statement on Form S-3 and we consent to the references to our firm under the heading in the Prospectus "Australian Tax Matters", without admitting that we are "experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the Commission issued under that Act with respect to any part of the Registration Statement, including this exhibit.

Yours faithfully


Allens Arthur Robinson

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